Exhibit 8.1

TELEPHONE: 1-212-558-4000 FACSIMILE: 1-212-558-3588 WWW.SULLCROM.COM	LOS ANGELES • PALO ALTO • WASHINGTON, D.C. FRANKFURT • LONDON • PARIS BEIJING • HONG KONG • TOKYO MELBOURNE • SYDNEY

December 21, 2010

VeriFone Systems, Inc.,

    2099 Gateway Place, Suite 600,

        San Jose, California 95110.

Ladies and Gentlemen:

We have acted as counsel to VeriFone Systems, Inc., a Delaware corporation (the “Company”), in connection with the planned merger (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Agreement”), dated as of November 17, 2010, by and among Hypercom Corporation, a Delaware corporation (“Hypercom”), Honey Acquisition Co., a Delaware corporation (“Merger Sub”) and the Company, in which Merger Sub will be merged with and into Hypercom with Hypercom as the surviving corporation, as described in the proxy statement/prospectus and other proxy solicitation materials of Hypercom and the Company constituting a part thereof (the “Proxy Statement/Prospectus”), which is included in the registration statement filed on the date hereof on Form S-4 by the Company (the “Registration Statement”) in connection with the Merger.

We hereby confirm to you that, in our opinion, insofar as they purport to describe provisions of United States federal income tax law applicable to holders of common stock of Hypercom that exchange their common stock of Hypercom for common stock of the Company pursuant to the Agreement (and subject to the assumptions contained therein), the statements set forth under the caption “Material U.S. Federal Income Tax Consequences” in the Proxy Statement/Prospectus included in the Registration Statement are accurate in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP